SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      February 13, 1997
                                                      -----------------

                          The CIT Group Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


      Delaware                1-1861                        13-2994534
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      (State or other         (Commission                   (IRS Employer
      jurisdiction of         File Number)                  Identification No.)
      incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
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Registrant's telephone number, including area code     (212) 536-1950
                                                       --------------


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          (Former name or former address, if changed since last report)


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Item 5.           Other Events.
                  -------------


The CIT Group Holdings, Inc. and Subsidiaries
Computation of Ratios of Earnings To Fixed Charges




                                                  Years Ended December 31,
                                                 1996       1995       1994
                                                   Dollars in Millions

Net income ...................................$  260.1   $  225.3   $  201.1
Provision for income taxes ...................   155.7      139.8      123.9
                                              --------   --------   --------

Earnings before provision for income taxes ...   415.8      365.1      325.0
                                              --------   --------   --------

Fixed Charges:
  Interest and debt expenses on
     indebtedness ............................   848.3      831.5      614.0
  Interest factor-one third of rentals on
     real and personal properties ............     8.1        7.9        7.9
                                              --------   --------   --------

Total fixed charges ..........................   856.4      839.4      621.9
                                              --------   --------   --------

     Total earnings before provisions for
         income taxes and fixed charges ......$1,272.2   $1,204.5   $  946.9
                                              ========   ========   ========

Ratios of Earnings to Fixed Charges ..........    1.49       1.44       1.52

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          THE CIT GROUP HOLDINGS, INC.
                                          ---------------------------
                                          (Registrant)


                                          By /s/ JOSEPH M. LEONE
                                          ---------------------------
                                          Joseph M. Leone
                                          Executive Vice President and
                                          Chief Financial Officer

Dated:  February 13, 1997